SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):  November 4, 2011

Colombia Energy Resources, Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware	000-32735	87-0567033
(State or Other Jurisdiction of Incorporation)	Commission File Number	(IRS Employer Identification No.)

One Embarcadero Center, Suite 500, San Francisco, CA	94901
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (415) 460-1165

Colombia Clean Power & Fuels, Inc.
(Former name or address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 5.03                      Amendments to Articles of Incorporation or Bylaws.

On November 4, 2011, the change of domicile from the State of Nevada to the State of Delaware and the change of the Company name from Colombia Clean Power & Fuels, Inc. to Colombia Energy Resources, Inc became effective in accordance with Articles of Merger filed with the State of Nevada and a Certificate of Merger filed with the State of Delaware.  The Company also filed a Certificate of Designations for its Series A Preferred Stock which is virtually identical to the designations used by the Nevada corporation.  The Company’s new trading symbol is CERX.

A copy of the press release announcing the change of domicile and name change has been included as an exhibit to this report.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
3.1	Delaware Certificate of Incorporation for Colombia Energy Resources, Inc.
3.2	Bylaws for Colombia Energy Resources, Inc.
3.3	Delaware Certificate of Merger
3.4	Nevada Articles of Merger
4.1	Delaware Certificate of Designations of Series A Preferred Stock
99.1	Press Release dated November 4, 2011

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Colombia Energy Resources, Inc.

Date: November 4, 2011	By:	/s/ Ronald G. Stovash
Ronald G. Stovash, CEO